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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) February 10, 1997 with respect to the consolidated financial statements of Commodore Media, Inc. and Subsidiaries, the Predecessor Company of Capstar Broadcasting Partners, Inc., and (ii) February 3, 1997 with respect to the consolidated financial statements of Osborn Communications Corporation, both included in the Registration Statement (Form S-1) and related Prospectus of Capstar Broadcasting Partners, Inc. for the registration of Class A Common Stock.

                                                  /s/ ERNST & YOUNG LLP

New York, New York
April 11, 1997